UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________

Date of Report (Date of earliest event reported): February 24, 2016

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-198881 (Commission File Number)	46-1454523 (I.R.S. Employer Identification No.)

7200 S. Alton Way, Suite B-220
Centennial, Colorado 80112
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

On February 24, 2016, PetroShare Corp. (the “Company”) entered into the First Amendment to Revolving Line of Credit Facility Agreement (“First Amendment”) with Providence Energy Operators, LLC, a Delaware limited liability company (“Providence”).  The First Amendment amends the Revolving Line of Credit Facility Agreement the Company entered into with Providence on May 13, 2015 (“Line of Credit”) by extending the maturity date of any borrowing under the Line of Credit for one year to June 1, 2018. All other terms of the Line of Credit remain the same. A copy of the First Amendment is attached to this report as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 25, 2016, the Company’s Board of Directors approved a form of amended and restated executive employment agreement in order to provide uniform terms of employment for certain of the Company’s executive officers and to revise certain of the parties’ obligations thereunder. On the same day, and effective March 1, 2016, the Company entered into an amended and restated employment agreement with each of Stephen J. Foley, Chief Executive Officer, and Frederick J. Witsell, President.  The Company also executed an Executive Employment Agreement with William B. Lloyd, Chief Operating Officer. For each of the foregoing executives, the employment agreements provide for an initial term expiring on December 31, 2018 with an automatic renewal for successive one-year periods unless terminated in accordance with its terms; base compensation in the amount of $156,000 per year; provisions for termination under various circumstances, including death, disability, and “cause,” as defined in the employment agreements; and payment of severance in certain events. The employment of Mr. Lloyd originally provided for a base salary of $150,000 per year but has been amended to provide for compensation of $156,000 per year, commensurate with the other executives.

A copy of the form of amended and restated employment agreement executed with Messrs. Foley and Witsell is attached hereto as Exhibit 10.2 and the employment agreement with Mr. Lloyd is attached as Exhibit 10.3.

The description of the agreements in this report is qualified in its entirety by reference to the agreements, copies of which are filed as exhibits.

Item 8.01                          Other Events.

Effective March 1, 2016, the Company’s Board of Directors adopted a Code of Ethics which, among other things, obligates the Company’s directors, officers, and employees to comply with the Company’s corporate policies and applicable law. A copy of the Code of Ethics is attached hereto as Exhibit 14.1 and the Company intends to publish the Code of Ethics to its website, www.petrosharecorp.com.

Item 9.01                          Financial Statements and Exhibits.

(d)                  Exhibits.  The following exhibits are filed with this report:

10.1	First Amendment to Revolving Line of Credit Facility Agreement, dated February 24, 2016

10.2	Form of Amended and Restated Employment Agreement

10.3	Executive Employment Agreement between the Company and William B. Lloyd effective January 1, 2016

14.1	Code of Ethics

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PetroShare Corp.

Date: March 1, 2016	By:	/s/ Paul D. Maniscalco
Paul D. Maniscalco, Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits filed herewith.

Exhibit Number	Description of Exhibit

10.1	First Amendment to Revolving Line of Credit Facility Agreement, dated February 24, 2016

10.2	Form of Amended and Restated Employment Agreement

10.3	Executive Employment Agreement between the Company and William B. Lloyd effective January 1, 2016

14.1	Code of Ethics

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